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                    C.I.S. TECHNOLOGIES, INC. AND SUBSIDIARIES
                                    Exhibit 11
                        Computation of Per Share Earnings



                                                                     Three months          Three months
                                                                            ended                 ended
                                                                   March 31, 1996        March 31, 1995


Common shares outstanding                                             30,189,589            30,093,706

Effect of using weighted average common and common
  equivalent shares outstanding                                        2,383,982             2,384,182

Effect of shares issuable under stock option plans
  based on the treasury stock method                                           -                17,789

Shares used in computing primary and fully-diluted
  earnings per share                                                  32,573,571            32,495,677

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